Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

IMAC Holdings, Inc.

We hereby consent to the use of our report dated March 31, 2023, with exception of Notes 10 and 15 for which the date is September 29, 2023, and Note 2 for which the date is April 16, 2024, on the consolidated financial statements of IMAC Holdings, Inc. as of and for the year ended December 31, 2022, which is incorporated by reference on Form 10-K/A for fiscal year ended December 31, 2023 in this Definitive Proxy Statement (Schedule 14A).

/s/ Cherry Bekaert LLP

Nashville, Tennessee

February 11, 2025

1